                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 29, 1999 for LeukoSite, Inc. financial statements as of December 31, 1997 and 1998 and for the three years in the period ended December 31, 1998 and to all references to our Firm included in or made part of this Registration Statement.

                                                         /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts

April 25, 2000